SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event recorded) January 27, 1994



                           LANDSING PACIFIC FUND, INC.
              (Exact name of registrant a specified in its charter)


                                          1-9942
                             Commission File Number

     MARYLAND                           94 - 3066597
(State or other jurisdiction of incorporation               (I.R.S. Employer
Identification            or organization)                            number)


             155 Bovet Road, Suite 101, San Mateo, California  94402
                    (Address of principal executive offices)


                                       ( 415 ) 513 - 5252
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.   OTHER EVENTS:


      On January 27, 1994 the registrant announced a $23.1 million provision for loss as a result of the action taken by the Board of Directors to explore the disposition of properties in certain markets. In addition, the sale of a property in Beverton, Oregon was announced. The events are described in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.


Item 7- Financial Statements and Exhibits

  (c)  Exhibits

       The following exhibit is filed as part of this report:

          99.1 Landsing Pacific Fund Press Release dated January 27,1994.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     January 27, 1994                   Signed by:     /s/     Dean Banks

                                   Name:     Dean Banks

                                   Title:         Treasurer and Secretary